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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported):  October 28, 1996

                                 DELTA HOLDING, INC.
                (Exact name of registrant as specified in its charter)

                                      Washington
                    (State or other jurisdiction of incorporation)

                                       0-24010
                               (Commission File Number)

                                      91-1420744
                         (IRS Employer Identification Number)

                    258 SW 43rd Street, Suite A, Renton, WA 98055
                 (Address of principal executive offices) (Zip Code)

                                    (206) 251-9192
                 (Registrant's telephone number, including area code)

                                         None
            (Former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

    On October 28, 1996, Delta Financial Services Inc., a 100%-owned subsidiary of Delta Holding, Inc., a Washington corporation (the "Company"), closed the sale of one of its properties in Colorado Springs held for sale -- the Kit Carson Apartments (the "Kit Carson"). The Kit Carson was sold for an all-cash purchase price of $2,750,000 and the estimated gain on the transaction was $1,185,000. The property was sold to Ronald J. Helten (the "Buyer"), an individual with no affiliation to the Company.

    The consideration for the sale was determined in arm's-length negotiations between the Company and the Buyer. The Company was represented by the Denver office of Marcus & Millichap, a large real estate brokerage company with a national presence.

    The Commercial Contract to Buy and Sell Real Estate entered into in connection with the sale of the Kit Carson is filed as an exhibit to this report and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of the Commercial Contract to Buy and Sell Real Estate.

ITEM 7.  EXHIBITS

    Exhibit Number  Description
    --------------  -----------
         2.1        Commercial Contract to Buy and Sell Real Estate


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                                      SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     DELTA HOLDING, INC.

                                     By:     /S/ Terry L. Switzer
                                        ---------------------------------------
                                         Terry L. Switzer
                                         Vice President, Finance and Operations

Dated:  November 11, 1996


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                                  INDEX TO EXHIBITS

Exhibit Number    Description
--------------    -----------
    2.1          Commercial Contract to Buy and Sell Real Estate


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